Exhibit 99.1

AEGERION PHARMACEUTICALS ANNOUNCES

FIRST QUARTER 2016 FINANCIAL RESULTS

Company records $35.7 million in total net product sales Company now expects full-year revenues for JUXTAPID to be between $90 million and $100 million Company continues to expect full-year revenues for MYALEPT to be between $40 million and $50 million   Cambridge, MA, May 16, 2016 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases, announced its financial results and business update for the first quarter of 2016.   Overview
•	Aegerion recorded total net product sales of $35.7 million in the first quarter of 2016.
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Aegerion recorded $26.2 million in net product sales of JUXTAPID® (lomitapide) capsules in the first quarter of 2016, $23.6 million, or 90%, of which was from prescriptions written in the United States (U.S.). As of March 31, 2016, there were 498 active commercial patients on JUXTAPID therapy globally, approximately 373 of whom are U.S. patients.

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Aegerion recorded $9.5 million in net product sales of MYALEPT® (metreleptin) for injection in the first quarter of 2016. As of March 31, 2016, there were 87 active generalized lipodystrophy (GL) patients on commercial therapy in the U.S.

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Aegerion recently announced preliminary agreements in principle with the Department of Justice (DOJ) and the Securities and Exchange Commission (SEC) with respect to investigations by these agencies of marketing and sales practices for JUXTAPID and related public disclosures.

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Aegerion expects to initiate a study to evaluate lomitapide in pediatric HoFH patients in the second quarter of 2016 and to submit a marketing authorization application (MAA) for metreleptin to treat generalized lipodystrophy in the EU by the end of 2016.

Chief Executive Officer Mary Szela commented, “In the first quarter, Aegerion made important progress executing on its turnaround strategy and addressing the immediate issues facing the Company. We recently announced preliminary agreements in principle with the DOJ and the SEC relating to ongoing investigations of our marketing and sales practices for JUXTAPID and related public disclosures. With these preliminary agreements in principle in hand, we are able to turn our attention to the continued expansion of our internal business and are focusing our efforts on stabilizing JUXTAPID and growing MYALEPT, on developing a broad and sustainable pipeline, including through business development activities, and on building an organization of the right size and structure to support these activities.

“We are encouraged that we have a solid base of adult HoFH patients on JUXTAPID who are committed to managing their disease.  We plan to exit 2016 with a run rate that allows us to return to cash generation in 2017 and as a more agile organization, appropriately sized to achieve long-term growth.”

Financial Results

Total net product sales for the first quarter ended March 31, 2016 were $35.7 million, compared with $59.4 million in the first quarter of 2015.

Net product sales for JUXTAPID for the first quarter ended March 31, 2016 were $26.2 million, compared with $57.3 million in the first quarter ended March 31, 2015. $23.6 million, or 90% of net product sales in the first quarter of 2016 were from prescriptions written in the U.S. The decrease in JUXTAPID net product sales was primarily attributable to a reduction in patients on therapy in the U.S., and partially attributable to a delay in timing of a bulk order of JUXTAPID from the Brazilian Ministry of Health.

Net product sales for MYALEPT for the first quarter ended March 31, 2016 were $9.5 million, compared with $2.1 million in the first quarter ended March 31, 2015. The gross-to-net adjustment for sales of MYALEPT in the U.S. was approximately 29%. Of the 29%, approximately 26% was attributable to Medicaid rebates.

For the first quarter ended March 31, 2016, GAAP net loss was $65.6 million, or $2.22 basic and diluted loss per share, compared with a GAAP net loss of $15.8 million, or $0.55 basic and diluted loss per share, for the same period in 2015.

For the first quarter ended March 31, 2016, total operating expenses on a GAAP basis were $79.6 million, compared with $56.7 million for the same period in 2015.

Selling, general and administrative expenses were $39.7 million for the first quarter ended March 31, 2016, compared to $46.9 million for the same period in 2015. The decrease in selling, general and administrative expenses in the first quarter of 2016 over the comparable period in 2015 was primarily attributable to a decrease in salary and employee-related costs, and a decrease in stock-based compensation due to a reduction in headcount in both the selling and administrative functions as part of the reduction in force in February 2016 and changes in executives.

The Company expects that selling, general and administrative expenses will continue to decrease throughout 2016 due to the reductions in workforce announced in February 2016 and to reductions in legal fees following the preliminary agreements in principle with the DOJ and SEC.

Research and development expenses were $9.9 million for the quarter ended March 31, 2016 compared to $9.8 million for the same period in 2015. Research and development expenses remained relatively flat compared to the same period in 2015. The $0.1 million increase was primarily attributable to an increase in severance expense.

We expect research and development expenses to decrease slightly in 2016 as compared to 2015 as a result of the reduction in force in February 2016 and the related reduction in expense.

Cash and cash equivalents totaled $42.7 million as of March 31, 2016, compared to $64.5 million as of December 31, 2015.

Aegerion’s non-GAAP operating results are GAAP operating results adjusted for the following items: 1) the impact of stock-based compensation; 2) the amortization of debt discount and deferred financing costs; 3) the purchase price allocation accounting effects on the stepped up fair value of metreleptin inventory that the Company acquired in cost of product sales; and 4) the amortization of intangible assets acquired. A full reconciliation of GAAP to non-GAAP financial results is included later in this press release. Prior year non-GAAP financial results conform to current year presentation.

For the first quarter ended March 31, 2016, non-GAAP net loss was $50.8 million, or $1.72 basic loss per share, compared with non-GAAP net income of $1.6 million, or $0.06 basic earnings per share, for the same period in 2015.

2016 Financial Guidance

Aegerion stated the following financial guidance for 2016:

•	Aegerion now expects total full-year 2016 global net product sales to be between $130 million and $150 million, revised from the prior range of between $160 million and $190 million.
•	Aegerion now expects full-year 2016 global net product sales of JUXTAPID to be between $90 million and $100 million, revised from the prior range of between $120 million and $140 million.
•	Aegerion continues to expect full-year 2016 global net product sales of MYALEPT to be between $40 million and $50 million.
•	Aegerion is currently analyzing all areas of investment and resources with a goal of reducing 2016 expenses, with the objective of returning to cash generation from operations in 2017.

Conference Call Details

Aegerion will hold a conference call to discuss its financial results, business highlights and outlook today, Monday, May 16, 2016 at 5:00 p.m. EDT. In addition, the Company will answer questions concerning business and financial developments and trends, and other matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial (866) 516-3002 (international callers dial (760) 298-5082). In addition, the presentation will be webcast live, and may be accessed for up to 30 days following the call, by visiting the “Investors” section of Aegerion’s website, www.aegerion.com. An accompanying slide presentation also can be accessed via the “Investors” section of the Aegerion website.

About Aegerion Pharmaceuticals

Aegerion Pharmaceuticals is a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases. For more information about the company, please visit www.aegerion.com.

Non-GAAP Results

The non-GAAP results in this press release are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results and provide additional information regarding its financial position. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, and to manage the Company’s business and to evaluate its performance. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial information.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expectations as to future growth, expense levels and financial results, anticipated developments in the Company's negotiations with the DOJ and the SEC relating to the investigations by these agencies and the terms of potential settlements with these agencies, regulatory activities and drug development, marketing authorizations and label expansions, as well as sales and the market position of our products, and business development opportunities. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among others: the risk that market acceptance of JUXTAPID and MYALEPT in the U.S. may not continue at the levels we expect, and may be lower outside the U.S., including in Brazil, than we expect; the risk that the conversion of prescriptions for JUXTAPID or MYALEPT into patients on therapy may be lower than we expect or the drop-out rate may be higher than we expect; the risk that the prevalence of the diseases our products treat may be lower than our estimates, and that it may be more difficult to identify patients than we expect; the risk that the side effect profile or other results for our products in commercial use and in further clinical studies are inconsistent, in scope and severity, with the side effect profile and other results observed in the pivotal study of each drug; the risk that the negative impact of launch of PCSK9 inhibitors on JUXTAPID sales will be greater than we currently expect, particularly in the U.S. where the negative impact has been greater than we expected to date, or that other competitive products will negatively impact our results; the risk that private or government payers may refuse to reimburse our product, or may impose onerous restrictions that hinder reimbursement or significantly limit or cap the price we charge or the number of reimbursed patients who receive our products; the risk that the Food and Drug Administration may require revisions to the JUXTAPID Risk Evaluation and Mitigation Strategies (REMS) Program that may negatively impact our U.S. sales; the risk that our business may be negatively impacted if there are more Medicaid patients prescribed MYALEPT than we expect; the risk that named patient sales in Brazil and other key countries outside the U.S. may not be at the levels we expect; the risk that regulatory authorities in countries where either of our products is not yet approved may refuse to approve such products or additional indications for such products, such approvals are not made on a timely basis or such approvals impose significant restrictions or require additional development; the risk that exchange rates will negatively impact the amount of net product sales recognized; the risk that the initiation of future clinical trials may be delayed; the risk that we will not be successful in our lifecycle management or business development efforts; the risk that our patent portfolio and marketing and data exclusivity may not be as strong as we anticipate; the risk of unexpected manufacturing issues affecting future supply; the risk that we incur more costs than we expect in responding to investigations and defending ourselves in litigation; the risk that Silicon Valley Bank will accelerate our long-term debt; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; and the other risks inherent in the commercialization, drug development and regulatory approval process.  In addition, the anticipated developments in the Company's negotiations with the DOJ and the SEC relating to the investigations by these agencies and the terms of potential settlements with these agencies include risks associated with the required approvals of final settlement terms by relevant government agencies, such as the proposed settlement with the DOJ being subject to approval of supervisory personnel within the DOJ and relevant federal and state agencies and approval by a U.S. District Court judge of the criminal plea and sentence and the civil settlement agreement, and the proposed settlement with the SEC being subject to review by other groups in the SEC and approval by the Commissioners of the SEC.  The terms of the preliminary agreements in principle may change following further negotiations.  The amount and terms of any final settlement may be substantially higher and less favorable than the Company anticipates based on the terms of the preliminary agreements in principle.  Final settlement terms could include the imposition of additional penalties, further limiting the Company's ability to conduct its business as currently conducted and as planned to be conducted. Additionally, the DOJ and the SEC each likely will outline their views of the factual background in connection with any final settlement.  The government's recitation of their assessment of the background could lead to additional legal claims or investigations by state government entities or private parties and may have adverse effects on the Company's existing class action litigation, commercial operations and contracts.

For additional disclosure regarding these and other risks we face, see the disclosure contained in the "Risk Factors" section of Aegerion's Quarterly Report on Form 10-K filed on May 16, 2016, and our other public filings with the Securities and Exchange Commission, available on the Security and Exchange Commission's website at http://www.sec.gov. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website (www.aegerion.com) and our investor relations website (http://ir.aegerion.com), including but not limited to company disclosures; investor presentations and FAQs; Securities and Exchange Commission filings; press releases; public conference calls and webcasts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

CONTACT:

Aegerion Pharmaceuticals, Inc.

Amanda Murphy

Associate Director, Investor Relations & Public Relations

(857) 242-5024

amanda.murphy@aegerion.com

Aegerion Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
(In 000s)	2016	2015
Net product sales	$35,716	$59,384
Cost of product sales	14,966	11,838
Operating expenses:
Selling, general and administrative	39,690	46,928
Research and development	9,880	9,798
Provision for contingent litigation	28,313	-
Restructuring	1,700	-
Total operating expenses	79,583	56,726
Loss from operations	(58,833)	(9,180)
Interest expense, net	(7,202)	(6,931)
Other income, net	738	485
Loss before provision for income taxes	(65,297)	(15,626)
Provision for income taxes	(257)	(199)
Net loss	$(65,554)	$(15,825)
Net loss per common share - basic and diluted	$(2.22)	$(0.55)
Weighted-average shares outstanding - basic and diluted	29,471	28,529

Aegerion Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets Information

(unaudited)

(In 000s)	March 31, 2016	December 31, 2015
Cash and cash equivalents	$42,718	$64,501
Restricted cash	25,535	25,529
Accounts receivable	10,821	13,557
Inventories	54,966	58,706
Prepaid expenses and other current assets	13,099	13,645
Property and equipment, net	4,862	4,893
Intangible assets and goodwill, net	247,471	252,517
Other assets	952	850
Total assets	$400,424	$434,198

Accounts payable and accrued liabilities	$45,090	$49,887
Current portion of long-term debt	25,000	25,000
Contingent litigation accrual	40,313	12,000
Long-term debt	235,117	229,782
Other noncurrent liabilities	1,426	1,984
Total liabilities	346,946	318,653
Total stockholders’ equity	53,478	115,545
Total liabilities and stockholders’ equity	$400,424	$434,198

Aegerion Pharmaceuticals, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(unaudited)

	Three Months Ended March 31,
(In 000s)	2016	2015
Net loss reconciliation:
GAAP net loss	$(65,554)	$(15,825)
Stock based compensation	3,925	7,159
Amortization of debt discount & deferred financing fees	5,335	4,688
Amortization of acquired intangible assets	5,046	5,235
Inventory fair value step-up in cost of product sales	447	320
Non-GAAP net income/(loss)	$(50,801)	$1,577

GAAP net loss per common share - basic and diluted	$(2.22)	$(0.55)

Non-GAAP net income/(loss) per common share - basic	$(1.72)	$0.06

GAAP and Non-GAAP weighted-average common shares outstanding — basic	29,471	28,529

Cost of product sales reconciliation:
GAAP cost of product sales	$14,966	$11,838
Amortization of acquired intangible assets	(5,046)	(5,235)
Inventory fair value step-up in cost of product sales	(447)	(320)
Non-GAAP cost of product sales	$9,473	$6,283

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$39,690	$46,928
Stock based compensation	(3,578)	(6,169)
Non-GAAP selling, general and administrative	$36,112	$40,759

Research and development reconciliation:
GAAP research and development	$9,880	$9,798
Stock based compensation	(347)	(990)
Non-GAAP research and development	$9,533	$8,808